                                                                    Exhibit 10.2

                        RESTRICTED STOCK AWARD AGREEMENT

         THIS AGREEMENT is made and entered into as of May 7, 2003, by and between CSX CORPORATION ("CSX"), a Virginia corporation, and OSCAR MUNOZ (the "Recipient").

         WHEREAS, CSX owns, directly or indirectly, more than fifty percent of the voting stock of various other corporations (hereinafter, individually or collectively, "Affiliate"); and

         WHEREAS, CSX wishes to employ Recipient as an employee of CSX or an Affiliate of CSX, and CSX wishes to create an incentive for Recipient to remain as an employee of CSX or an Affiliate.

         NOW, THEREFORE, in consideration of their mutual promises and undertakings, CSX and Recipient mutually agree as follows:

         1. In consideration for Recipient's agreement to remain an active employee of CSX or an Affiliate, continuously and without interruption from the period May 7, 2003, through May 7, 2007 (the "Employment Period"), the Recipient shall, as of May 7, 2003, receive a grant of 25,000 shares of restricted CSX Corporation common stock, $1 par value (the "Restricted Stock"). During the Employment Period, CSX will pay to Recipient an amount equal to dividends declared and payable on the Restricted Stock from May 7, 2003, through the Employment Period, net of applicable withholding taxes. Except as otherwise provided herein, the Restricted Stock shall vest and the restrictions will be lifted as follows:

               Vesting                      Shares
               Date                         Vested
               -----------------------------------------------
               May 7, 2004                  5,000
               May 7, 2005                  5,000
               May 7, 2006                  5,000
               May 7, 2007                  10,000

         2. (a) Except as set forth in subsection 2, if Recipient's employment by CSX or an Affiliate terminates before the "Vesting Date," this Agreement shall become null and void and CSX shall have no obligation as to vesting of any of the Restricted Stock and payment of any further monies pursuant to Paragraph 1 of this Agreement.

               (b) In the event of a termination of Recipient's employment before the end of the Employment Period by reason of Recipient's death or Disability, by CSX without Cause or by Recipient for Good Reason, the Date of Termination shall be the Vesting Date with respect to a number of shares of Restricted Stock determined by the following formula:

                     (number of completed months from the Grant Date through the Date of Termination / 48) x 25,000

               For purposes of this Agreement, "Disability" shall mean the Recipient's becoming disabled within the meaning of the long-term disability plan of CSX covering the Recipient. "Cause" means (i) the willful and continued failure of the Recipient substantially to perform the Recipient's duties under this Agreement (other than as a result of physical or

                                                                    Exhibit 10.2

Munoz Restricted Stock Agreement
May 7, 2003
Page 2

mental illness or injury), after the Board of Directors of CSX (the "Board") or the Chief Executive Officer or other senior executive of CSX delivers to the Recipient a written demand for substantial performance that specifically identifies the manner in which the Board, the Chief Executive Officer or such other executive believes that the Recipient has not substantially performed the Recipient's duties, or (ii) illegal conduct or gross misconduct by the Recipient. "Good Reason" means termination by the Recipient within 60 days after, and as a result of:

                     (1) Any action by CSX that results in a material diminution in the Recipient's position, authority, duties or responsibilities; provided, however, that minor changes in Recipient's job title or responsibilities will not constitute grounds for a Good Reason termination under this Section 2(b)(1).

                     (2) any requirement by CSX providing for you to be based at any office or location other than its corporate headquarters.

               The remainder of the Restricted Stock shall be forfeited as of the Date of Termination and CSX shall have no obligation as to vesting of such forfeited Restricted Stock, nor any obligation to pay further monies pursuant to Paragraph 1 of this Agreement with respect to any of the Restricted Stock.

               (c) Recipient shall be solely responsible for any and all federal, state, and local taxes which may be imposed on him as a result of his receipt of the Restricted Stock, the vesting thereof and his receipt of dividends pursuant to Section 1.

         3. In the event of any change (such as recapitalization, merger, consolidation, stock dividend, or otherwise) in the character or amount of CSX Corporation common stock, $1 par value, prior to vesting of the Restricted Stock pursuant to Paragraph 1 of this Agreement, (a) the number of shares of Restricted Stock to which Recipient shall be entitled shall be the same as if he had actually owned the Restricted Stock without restriction at the time of such change, and (b) the amount of the cash to be paid to Recipient shall be the amount of dividends paid on the Restricted Stock following such change in the number of shares of Restricted Stock.

         4. Upon the occurrence of the date of a Vesting Event as defined in the Plan, the Vesting Date will be deemed to have occurred.

         5. Nothing in this Agreement shall be interpreted or construed to create a contract of employment between CSX and the Recipient. This Agreement is intended solely to provide Recipient an incentive to continue his existing employment.

                                                                    Exhibit 10.2

Munoz Restricted Stock Agreement
May 7, 2003
Page 3

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of May 7, 2003.

RECIPIENT:                                 CSX CORPORATION


 /s/ Oscar Munoz                           By:    /s/ Robert J. Haulter
---------------------------------             ----------------------------------
Oscar Munoz
                                           Title: /s/ SVP - Human Resources
                                                 -------------------------------
Social Security No.:  xxxxxxxxx
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